EXHIBIT 10.11

    ADDENDUM TO CONVERTIBLE DEBENTURE AND WARRANT TO PURCHASE COMMON STOCK

This Addendum to Convertible Debenture and Warrant to Purchase Common Stock ("Addendum") is entered into as of the 26th day of June 2008 by and between Invicta Group, Inc., a Nevada corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the assets of Invicta Group, Inc. or otherwise ("Invicta"), City Book Savings a division of IMAGE Wolrdwide, Inc., a Colorado corporation ("IMAGE"), Golden Gate Investors, Inc., a California corporation ("GGI"), Paul Sorkin, an individual ("Sorkin"), David Scott, an individual ("Scott") and Bill Forhan, an individual ("Forhan"). Invicta, IMAGE, GGI, Sorkin, Scott and Forhan will sometimes be referred to individually as a "Party," or collectively as the "Parties" in this Addendum.

WHEREAS, GGI and Invicta are parties to that certain 7 3/4 % Convertible Debenture dated as of April 27, 2004, as amended ("Debenture");

WHEREAS, GGI and Invicta are parties to that certain Warrant to Purchase Common Stock dated as of April 27, 2004, as amended ("Warrant");

WHEREAS, GGI has previously advanced a sum equal to $208,034 (the "Prior Advance") to Invicta as a prepayment towards the exercise of the Warrant Shares (as defined in the Warrant) under the Warrant;

WHEREAS, $151,295 of the principal balance of the Debenture remains outstanding (the "Outstanding Principal Balance");

WHEREAS, each of Scott and Forhan have previously entered into certain personal guarantees issued to GGI in connection with the Transaction Documents (as defined below) (the "Prior Guarantees"); and

WHEREAS, the parties desire to amend the Debenture and Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Invicta and GGI agree as follows:

1.	The Recitals set forth above are an integral part of this Agreement, and shall be used in any interpretation of this Agreement. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture.

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2.	The Maturity Date of the Debenture is hereby extended to July 1, 2010.

3.	The Expiration Date (as defined in the Warrant) of the Warrant is hereby extended to July 1, 2010.
4.	Each of the Parties acknowledge and agree that (i) the amount of the
Prior Advance previously advanced by GGI to Invicta as a prepayment towards the exercise of the Warrant Shares under the Warrant and currently outstanding is equal to $208,034, and (ii) the Outstanding Principal Balance of the Debenture is equal to $151,295, and that accrued and unpaid interest thereon to date equals $36,800, with the aggregate amount currently owed under the Debenture to GGI equal to $188,095.

5.	Upon receipt of a fully executed copy of each of this Addendum and the
Guaranty (as defined below), GGI shall deliver an aggregate of $75,000 in cash to Invicta (such amount referred to herein as the "First GGI Prepayment"). In addition, 30 calendar days after the date hereof (provided that if such date falls on a weekend or national holiday, such payment shall be made on the following business day) GGI shall prepay to Invicta the aggregate sum of $37,000 in cash (the "Second GGI Prepayment," collectively with the Prior Advance and the First GGI Prepayment, to the extent any such payments are actually delivered by GGI to Invicta, the "GGI Prepayments"). The GGI Prepayments shall represent a prepayment towards the future exercise of Warrant Shares under the Warrant. The timing of the application of the prepaid funds represented by the GGI Prepayments to any exercise of Warrant Shares under the Warrant shall be at GGI's sole and absolute discretion. The application of any portion of the GGI Prepayments to the exercise of Warrant Shares under the Warrant shall be applied in the order that the GGI Prepayments were paid by GGI to Invicta, such that the first exercises of the Warrant Shares shall be applied against the Prior Advance until all of the Prior Advance is so accounted for, thereafter, exercises of the Warrant Shares shall be applied against the First GGI Prepayment until all of the First GGI Prepayment is so accounted for, and thereafter exercises of the Warrant Shares shall be applied against the Second GGI Prepayment until all of the Second GGI Prepayment is so accounted for. Notwithstanding the foregoing, no more than 75% of the aggregate exercise price of any exercise effected by GGI under the Warrant after the date hereof shall be paid for by the application of the GGI Prepayments to such exercise (the exact amount of the GGI Prepayments, up to such 75% amount, shall be determined in the sole and absolute discretion of
GGI); the remainder of the exercise price of any exercise under the Warrant so effected by GGI after the date hereof shall be paid for by the payment therefor in cash or other readily available funds by GGI.

6.	In the event that any portion of the GGI Prepayments remain outstanding and not applied to the exercise of Warrant Shares by GGI under the Warrant (including any portion of the GGI Prepayments for which Warrant Shares have not been delivered to GGI upon an

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exercise by GGI under the Warrant) upon or after the date that is six months from the date of this Addendum, Invicta shall, upon written request from GGI, refund all such outstanding amounts of the GGI Prepayments to GGI via wire transfer within three days from the date of GGI's delivery to Invicta of the written request of such refund.

7.	For so long as any portion of the GGI Prepayments remains outstanding and not otherwise applied to the purchase of Warrant Shares by GGI, Invicta shall not prepay or otherwise redeem or cancel the Debenture without the prior written consent of GGI.

8.	As a condition precedent to GGI's obligation to deliver the GGI
Prepayments set forth in Section 5 of this Addendum to Invicta, Paul Sorkin shall execute and deliver to GGI the Continuing Personal Guaranty (the "Guaranty") attached hereto as Exhibit A.


9.	This Addendum may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Addendum shall be legal and binding on both parties hereto.

10.	Invicta hereby covenants and agrees to not refuse or prepay any
Conversion (as defined in the Debenture) submitted by GGI to Invicta pursuant to a Conversion Notice (as defined in the Debenture) under the Debenture associated with the corresponding exercise of Warrant Shares through the application of the applicable amount of the GGI Prepayments due to the then current value of the Volume Weighted Average Price (as defined below), as set forth in Section 3.1 of the Debenture, or for any other reason,. Without limiting, and in addition to, any other remedy or claim for damages that may be available to GGI, in the event that Invicta does not honor such Conversion Notice within five (5) Business Days after Invicta's receipt of such Conversion Notice, the amount of the GGI Prepayments that has not previously been applied to the exercise of Warrant Shares by GGI shall become immediately due and payable by Invicta to GGI. As used in the Debenture, the Warrant and in this Addendum, "Volume Weighted Average Price" per Common Share means the volume weighted average price of the Common Shares during any Trading Day as reported on the NASDAQ OTCBB; provided that, if such security is not listed or admitted to trading on the NASDAQ OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the volume weighted average price of the Common Shares during any Trading Day on the over-the-counter market as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

11.	In the event that each of Invicta, Scott, Forhan and Sorkin have timely fulfilled their respective obligations under this Addendum and the Transaction Documents (as defined below) through the date that is the 45 day anniversary from the date hereof, then each of

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GGI, Forhan and Scott shall each release each other from any duties, liabilities or obligations under the Prior Guarantees.

12.	Section 2.5 of the Warrant is hereby added to read as follows:

"2.5	Certain Exercise Limits.	The Company shall not effect any exercise
of this Warrant, and Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to the exercise, as set forth on the applicable Warrant Notice of Exercise, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of the Company's Common Stock (the "Common Stock") beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) exercise of the remaining, unexercised amount of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other debentures or warrants to purchase shares of the Company's Common Stock) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which amount of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Warrant Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant may be exercised (in relation to other securities owned by such Holder together with any Affiliates) and which amount of this Warrant is exercisable, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, Holder will be deemed to represent to the Company each time it delivers a Warrant
Notice of Exercise that such Warrant Notice of Exercise has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section
2.5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock provided to the Holder in writing by the Company after Holder makes such request or in the event that

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the Company files, any of the following with the United States Securities and
Exchange Commission, the most recent of the following: (A) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, or such successor filings of the Company (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days (as defined below) confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding on the records of the Company as of the date of the request. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant held by the Holder. The Beneficial Ownership Limitation provisions of this Section 2.5 may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Company, to, at the sole discretion of the Holder, either change the Beneficial Ownership Limitation to (i) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrant held by the Holder and the provisions of this Section 2.5 shall continue to apply, or (ii) remove any Beneficial Ownership Limitation under this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 9.99% of the then outstanding shares of Common Stock, then the Holder shall not have the right to exercise such portion of this Warrant as shall cause such Holder not to be deemed the beneficial owner of more than 9.99% of the then outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Holder shall have no interest in or rights under such portion of the Warrant. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. For purposes of this Section, "Affiliate" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a "Person") that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended. For purposes of this Section, "Trading Day" means any day on which (i) purchases and sales of securities on the principal national security

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exchange or quotation system on which the Common Stock are traded are reported thereon, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be, (ii) at least one bid for the trading of Common Stock is reported and (iii) no event that results in a material suspension or limitation of trading of the Common Stock occurs."

13.	Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to GGI, to:
Golden Gate Investors, Inc.
1150 Silverado Street, Suite 220
La Jolla, California 92037
Telephone:	858-551-8789
Facsimile:	858-551-8779



If to Invicta, to:
2400 East Commercial Blvd. Suite 618
Ft. Lauderdale, FL 33308
Telephone:	954-771-0650
Facsimile:	954-771-1115

If to IMAGE, to:
111 West Maple Street, Suite 1101
Chicago, IL 60610
Telephone:	866-210-4671
Facsimile:	312-202-0991

If to Sorkin, to
Paul Sorkin
111 W. Maple St # 1102
Chicago, IL 60610
Telephone:	312-498-7780
Facsimile:	312-202-0991

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If to Scott, to
David Scott

__________________________

__________________________

Telephone:	_______________

Facsimile:	_______________

If to Forhan, to
Bill Forhan

__________________________

__________________________

Telephone:	_______________

Facsimile:	_______________

Any of the Parties may change their foregoing address by notice given pursuant to this Section 13.

14.	This Addendum, the Debenture, the Warrant and the Securities Purchase
Agreement dated as of April 27, 2004 between GGI and Invicta (the "Purchase Agreement," collectively with the Debenture and the Warrant, each as amended, the "Transaction Documents") each constitute a legal, valid and binding obligation of Invicta and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the assets of Invicta or otherwise, each enforceable in accordance with its respective terms.

                 [Remainder of Page Intentionally Left Blank]

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15.	Except as specifically amended herein, all other terms and conditions of the Transaction Documents shall remain in full force and effect.

IN WITNESS WHEREOF, Invicta and GGI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Invicta Group, Inc.			Golden Gate Investors,
Inc.

By: __________________________		By: __________________________

Name: _______________________		Name: ________________________

Title: ________________________		Title: ________________________


IMAGE

By: __________________________

Name: _______________________

Title: ________________________


_____________________________
Paul Sorkin


_____________________________
David Scott


_____________________________
Bill Forhan

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                                   EXHIBIT A

                         CONTINUING PERSONAL GUARANTY

THIS CONTINUING GUARANTY ("Guaranty") is entered into as of June 26th, 2008, by Paul Sorkin (the "Guarantor") in favor of Golden Gate Investors, Inc. ("GGI") with reference to the following:

WHEREAS, Guarantor is a shareholder and/or officer of Invicta Group, Inc., a Nevada corporation ("Invicta");

WHEREAS, as used in this Guaranty, the term "Invicta" shall mean Invicta Group, Inc. and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the assets of Invicta Group, Inc. or otherwise;

WHEREAS, GGI, Invicta and the parties listed on the signature pages thereto are parties to that certain Addendum to Convertible Debenture and Warrant to Purchase Common Stock dated as of June 26th, 2008, (the "Addendum") pursuant to which GGI advanced certain sums as prepayment of potential warrant exercises under the Warrant (as defined in the Addendum); and

WHEREAS, a material inducement to GGI in entering into the Addendum was the issuance of a satisfactory guaranty of Invicta's obligations under the Agreements.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, in consideration of GGI entering into the Addendum, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees to guaranty the Guarantied Obligations (as hereinafter defined) in accordance with the following terms and conditions:

Guarantor hereby unconditionally and irrevocably guaranties the performance of Invicta's obligations under the Addendum in connection with Invicta's obligation to repay any of the First GGI Prepayment and the Second GGI Prepayment (each as defined in the Addendum) up to a maximum amount of $112,000, in favor of GGI, each of its affiliates, assigns and successors in interest, and each of their respective shareholders, directors, officers, employees, agents, attorneys and representative, arising under or with respect to the Agreements (the "Guarantied Obligations"), when the same shall become due (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code, 11 U.S.C. Sec 101 et seq.) and agrees to pay any and all costs and expenses (including attorneys' fees and disbursements) incurred by GGI in enforcing any rights under this Guaranty. This Guaranty shall terminate upon the application of all of each of the First GGI Prepayment and the Second GGI Prepayment towards the exercise of Warrant Shares (as defined in the Warrant) and the delivery to GGI of such Warrant Shares under the Warrant, the exercise and timing of which shall be at GGI's sole discretion and subject to the terms of the Addendum.

In furtherance of the foregoing and not in limitation of any other right which GGI may have at law or in equity against Guarantor by virtue hereof, upon the failure of Invicta to perform any of the Guarantied Obligations when and as the same become due, as aforesaid, Guarantor will, within ten (10) days after written demand therefor, perform all Guarantied Obligations then

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due to GGI, including, without limitation, the payment to GGI of the lesser of
(i) $112,000, or (ii) such portion of the First GGI Prepayment and the Second GGI Prepayment that has been paid by GGI to Invicta but has not been applied to the exercise by GGI of the Warrant Shares under the Warrant (provided that GGI has actually received such Warrant Shares), the exercise and timing of which shall be at GGI's sole discretion.

Guarantor further agrees that this Guaranty constitutes a guaranty of performance and payment when due and not merely of collection. The obligations of Guarantor under this Guaranty shall not be subject to any reduction, limitation, defense, setoff, recoupment, impairment or termination for any reason, including, without limitation, by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations or any discharge of Invicta from any of the Guarantied Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by any default, failure or delay or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of Guarantor or which would otherwise operate as a discharge of Guarantor as a matter of law or equity. This Guaranty shall remain in full force and effect without regard to any future event, including, without limitation, the bankruptcy, insolvency, reorganization, dissolution or liquidation of Invicta.

Guarantor agrees that the Guarantied Obligations may be rescinded, waived, extended, renewed or altered, in whole or in part, without notice or further assent from Guarantor, and that Guarantor will remain bound by this Guaranty notwithstanding any such rescission, waiver, extension, renewal or alteration of any Guarantied Obligation.

Guarantor hereby waives (i) all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of nonpayment; and (ii) any and all rights, defenses and benefits arising under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433, and all
other rights, defenses and benefits limiting the liability of or exonerating guarantors or sureties offered by law as well as the benefits of Sections 580a-580d and 726 of the California Code of Civil Procedure. The obligations of Guarantor under this Guaranty shall not be affected by (i) the failure of GGI to assert any claim or demand or to enforce any right or remedy against Invicta under the provisions of the Addendum or any agreements between GGI and Invicta, including, without limitation, the failure of GGI to proceed first against Invicta or to pursue any other remedy in GGI's power; (ii) GGI settling, releasing, compromising, collecting or otherwise liquidating the Guarantied Obligations in any manner, as GGI may determine; (iii) the failure of GGI to assert or take advantage of the defense of the statute of limitations in any action hereunder; (iv) the failure of GGI to exercise any right or remedy against Invicta with respect to the Guarantied Obligations or any provision of the Addendum or any agreements between GGI and Invicta.

Guarantor acknowledges that all of the waivers and consents set forth herein are freely granted, after consultation with competent counsel, since it is Guarantor's purpose and intent that

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all of Guarantor's obligations hereunder be absolute, independent and unconditional under any and all circumstances. Guarantor hereby represents and warrants to GGI that Guarantor has the power, right and authority to enter into this Guaranty. This Guaranty shall be binding upon Guarantor and each of his personal representatives, successors and assigns and shall inure to the benefit of GGI and its successors and assigns. This Guaranty may be executed by facsimile, with such facsimile copy to serve as a duly executed original and as conclusive evidence of the consent and ratification of the matters contained herein by Guarantor.

This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

All judicial proceedings brought against Guarantor with respect to this Guaranty may be brought in any state or federal court of competent jurisdiction in San Diego, California, and by execution and delivery of this Guaranty, Guarantor accepts the nonexclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party notified,
(ii) three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, (iii) one day after deposit with a nationally recognized overnight courier service such as Federal Express or (iv) on the day of facsimile transmission, with confirmed transmission; in any case addressed to the party to be notified at the address indicated below for that party, or at such other address as that party may indicate by providing ten (10) days' advance written notice to the other parties:

(a)	If to Golden Gate Investors, Inc., to:

Golden Gate Investors, Inc.
1150 Silverado Street, Suite 220
La Jolla, California 92037
Facsimile:  858-551-8779

(b)	If to Guarantor:

Paul Sorkin
111 W. Maple St # 1102
Chicago, IL 60610
Facsimile:  312-202-0991

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GUARANTOR HEREBY WAIVES AND COVENANTS THAT GUARANTOR WILL NOT ASSERT (WHETHER
AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY OR ANY GUARANTEED OBLIGATION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of the day and year first written above.

					____________________________________
 					Paul Sorkin

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